Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804  fax: 562.546.0097

www.cleanenergyfuels.com

Clean Energy Reports 57% Revenue Growth in the Second Quarter of 2011

SEAL BEACH, Calif., August 8, 2011 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (the “Company”) today announced operating results for the second quarter and six months ended June 30, 2011.

Revenue for the second quarter ended June 30, 2011 rose 57% to $69.1 million, up from $44.0 million in the second quarter of 2010. For the six months ended June 30, 2011, revenue totaled $134.5 million, which is an increase of 62% from $83.0 million a year ago.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “We believe our business has reached an inflection point as high diesel prices compared to low natural gas prices along with increasing options for natural gas vehicles are bolstering the case for fleet operators to switch to natural gas.  With our recently announced plan for building key components of America’s Natural Gas Highway infrastructure, supported by Chesapeake Energy’s $150 million investment in Clean Energy, we can accelerate the roll-out of a natural gas fueling infrastructure along major trucking corridors in the U.S.  We believe this effort will be the catalyst that will spur truck operators to make the switch sooner, rather than later.”

Gasoline gallon equivalents (gallons) delivered for the second quarter of 2011, which includes compressed natural gas (CNG), liquefied natural gas (LNG), biomethane and the gallons associated with providing operations & maintenance services, totaled 39.2 million gallons, a 26% increase from 31.1 million gallons delivered in the same period a year ago. For the six months ended June 30, 2011, gallons totaled 74.7 million gallons, up from 59.7 million gallons for the six months ended June 30, 2010.

Adjusted EBITDA for the second quarter of 2011 was $0.9 million, compared with $1.4 million in the second quarter of 2010.  For the six months ended June 30, 2011, adjusted EBITDA was $4.8 million, compared with $2.3 million for the same period in 2010.

When comparing periods, the volumetric excise tax credit (VETC) revenue for the second quarter and the first six months of 2011 was $4.7 million and $8.9 million, respectively, and was $0 for the corresponding periods in 2010. The VETC expired in December 2009, and was subsequently reinstated in the fourth quarter of 2010, when it was made retroactive to January 1, 2010. Accordingly, the Company recorded $3.9 million and $7.5 million of VETC revenue in the fourth quarter of 2010 that applied to the second quarter and the first six months of 2010, respectively.  Adjusted EBITDA is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

On a non-GAAP basis, the loss for the second quarter of 2011 was $7.0 million, or $0.10 per share, compared with a non-GAAP loss for the second quarter of 2010 of $3.8 million, or $0.06 per share. For the six months ended June 30, 2011, non-GAAP loss totaled $10.4 million, or $0.15 per share, compared with $7.8 million, or $0.13 per share, for the first six months of 2010.

Non-GAAP earnings (loss) per share is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

On a GAAP basis, net loss for the second quarter of 2011 was $5.6 million, or $0.08 per share, and included a non-cash gain of $4.8 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market on a quarterly basis, and a non-cash charge of $3.6 million related to stock-based compensation.  Net income for the second quarter of 2010, which included a non-cash gain of $16.6 million related to the mark to market of the Series I warrants and a non-cash stock-based compensation charge of $2.9 million, totaled $9.9 million, or $0.14 per share.

Net loss for the six month period ended June 30, 2011, which included a non-cash gain of $1.5 million related to the valuation of the Series I warrants, and non-cash stock-based compensation charges of $6.9 million, was $15.4 million, or $0.22 per share. This compared with a net loss for the six months ended June 30, 2010 of $14.5 million, or $0.24 per share, which included a non-cash loss for the Series I warrants of $2.0 million, and non-cash stock-based compensation charges of $6.0 million.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from or as a substitute for the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) as an indicator of operating performance or any other GAAP measure. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. These limitations are compensated for by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributed to Clean Energy, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus the Company’s AMT carry-back refund it recorded in the second quarter of 2010, and plus or minus the foreign currency losses or gains on the Company’s purchase notes issued as part of the acquisition of IMW, the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare our performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the notes it issued to purchase IMW provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the business as opposed to the core operations of the Company.  The Company excluded the AMT refund amount as it is not expected to occur again in the foreseeable future.

The table below shows non-GAAP EPS and also reconciles these measures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended June 30,		Six Months Ended June 30,
(in 000s, except share information)	2010	2011	2010	2011
Net Income (Loss) Attributable to Clean Energy	$9,895	$(5,619)	$(14,472)	$(15,372)
Stock Based Compensation, Net of Tax Benefits	2,922	3,555	5,962	6,932
Mark-to-Market (Gain) Loss on Series I Warrants	(16,615)	(4,835)	1,989	(1,535)
Foreign Currency (Gain) Loss on IMW Purchase Notes	—	(119)	—	(460)
AMT Carry-Back Refund	—	—	(1,300)	—
Adjusted Net Income (Loss)	(3,798)	(7,018)	(7,821)	(10,435)
Diluted Weighted Average Common Shares Outstanding (a)	60,876,741	70,302,782	60,494,148	70,199,963
Non-GAAP Earnings (Loss) Per Share	$(0.06)	$(0.10)	$(0.13)	$(0.15)

(a)          Since the Adjusted Net Income (Loss) amount was a loss for the three-month period ended June 30, 2010, the Company used the basic weighted average common shares outstanding share number when calculating Non-GAAP EPS for the period.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, and plus or minus the foreign currency losses or gains on the Company’s notes issued as part of the acquisition of IMW. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to monitor compliance with certain financial covenants in the Company’s credit agreement with PlainsCapital Bank and to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these measures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended June 30,		Six Months Ended June 30,
(in 000s)	2010	2011	2010	2011
Net Income (Loss) Attributable to Clean Energy	$9,895	$(5,619)	$(14,472)	$(15,372)
Income Tax (Benefit) Expense	77	(1,177)	(1,127)	(1,912)
Interest (Income) Expense, Net	22	1,506	(87)	2,327
Depreciation and Amortization	5,070	7,632	10,060	14,842
Foreign Currency (Gain) Loss on IMW Purchase Notes	—	(119)	—	(460)
Stock Based Compensation, Net of Tax Benefits	2,922	3,555	5,962	6,932
Mark-to-Market (Gain) Loss on Series I Warrants	(16,615)	(4,835)	1,989	(1,535)
Adjusted EBITDA	$1,371	$943	$2,325	$4,822

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, September 8, by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations and entering Replay Pin Number 375843.

There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com. The webcast will be archived for replay for 30 days.

About Clean Energy Fuels

Clean Energy (Nasdaq:CLNE) is the largest provider of natural gas fuel for transportation in North America and a global leader in the expanding natural gas vehicle market. It has operations in CNG and LNG vehicle fueling, construction and operation of CNG and LNG fueling stations, biomethane production, vehicle conversion and compressor technology.

Clean Energy fuels over 23,300 vehicles at 248 strategic locations across the United States and Canada with a broad customer base in the refuse, transit, trucking, shuttle, taxi, airport and municipal fleet markets. Clean Energy del Peru, a joint venture, fuels vehicles and provides CNG to commercial customers in Peru. We own (70%) and operate a landfill gas facility in Dallas, Texas, that produces renewable natural gas, or biomethane, for delivery in the nation’s gas pipeline network, and we plan to build a second facility in Michigan. We own and operate LNG production plants in Willis, Texas and Boron, Calif. with combined capacity of 260,000

LNG gallons per day and that are designed to expand to 340,000 LNG gallons per day as demand increases. NorthStar, a wholly owned subsidiary, is the recognized leader in LNG/LCNG (liquefied to compressed natural gas) fueling system technologies and station construction and operations. BAF Technologies, Inc., a wholly owned subsidiary, is a leading provider of natural gas vehicle systems and conversions for taxis, vans, pick-up trucks and shuttle buses. IMW Industries, Ltd., a wholly owned subsidiary based in Canada, is a leading supplier of compressed natural gas equipment for vehicle fueling and industrial applications with more than 1,200 installations in 24 countries.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding momentum in the Company’s fuel sales, anticipated growth in the heavy-duty trucking market and in the Company’s traditional markets, and the Company’s development of a national retail LNG fueling corridor.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, changes in economic conditions, our ability to successfully manage our biomethane business, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, the Company’s ability to successfully integrate IMW and Northstar, the Company’s success in obtaining government grants or subsidies that support natural gas and biomethane fuel use, the unpredictability of the legislative process, including passing any legislation that provides incentives for the purchase of natural gas vehicles or the use of natural gas as a vehicle fuel, construction and permitting delays at station construction projects and the development of competing technologies that are perceived to be cleaner and more cost effective than natural gas. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-Q filed on August 8, 2011 with the SEC (www.sec.gov) contains risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Contact Information:

Investors
Ina McGuinness, 562.493.7215

ina@mcguinnessir.com

News Media
Bruce Russell, 310-559-4955 x101
brussell@cleanenergyfuels.com

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2010 and June 30, 2011 (Unaudited)

(In thousands, except share data)

	December 31, 2010	June 30, 2011
Assets
Current assets:
Cash and cash equivalents	$55,194	$35,276
Restricted cash	2,500	6,869
Accounts receivable, net of allowance for doubtful accounts of $702 and $764 as of December 31, 2010 and June 30, 2011, respectively	45,645	36,628
Other receivables	27,280	17,397
Inventory, net	20,483	29,435
Prepaid expenses and other current assets	10,959	12,889
Total current assets	162,061	138,494
Land, property and equipment, net	211,643	229,074
Notes receivable and other long-term assets	15,059	37,910
Investments in other entities	10,748	14,773
Goodwill	71,814	71,814
Intangible assets, net	112,174	106,824
Total assets	$583,499	$598,889
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$22,712	$23,941
Accounts payable	28,635	26,569
Accrued liabilities	28,137	29,419
Deferred revenue	17,507	12,308
Total current liabilities	96,991	92,237
Long-term debt and capital lease obligations, less current portion	41,704	66,051
Other long-term liabilities	28,588	23,502
Total liabilities	167,283	181,790
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 149,000,000 shares; issued and outstanding 69,610,098 shares and 70,317,747 shares at December 31, 2010 and June 30, 2011, respectively	7	7
Additional paid-in capital	569,202	584,367
Accumulated deficit	(151,926)	(167,297)
Accumulated other comprehensive loss	(3,996)	(3,481)
Total Clean Energy Fuels Corp. stockholders’ equity	413,287	413,596
Noncontrolling interest in subsidiary	2,929	3,503
Total stockholders’ equity	416,216	417,099
Total liabilities and stockholders’ equity	$583,499	$598,889

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Six Months Ended

June 30, 2010 and 2011 (Unaudited)

(In thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011

Revenue:
Product revenues	$39,434	$61,523	$73,706	$120,055
Service revenues	4,601	7,590	9,317	14,399
Total revenues	44,035	69,113	83,023	134,454
Operating expenses:
Cost of sales:
Product cost of sales	28,692	46,888	54,189	90,737
Service cost of sales	1,923	3,536	3,986	6,690
Derivative (gains) losses:
Series I warrant valuation	(16,615)	(4,835)	1,989	(1,535)
Selling, general and administrative	14,878	21,653	28,527	39,683
Depreciation and amortization	5,070	7,632	10,060	14,842
Total operating expenses	33,948	74,874	98,751	150,417
Operating income (loss)	10,087	(5,761)	(15,728)	(15,963)
Interest income (expense), net	(22)	(1,506)	87	(2,327)
Other income (expense), net	(38)	187	4	788
Income from equity method investments	28	164	105	375
Income (loss) before income taxes	10,055	(6,916)	(15,532)	(17,127)
Income tax (expense) benefit	(77)	1,177	1,127	1,912
Net income (loss)	9,978	(5,739)	(14,405)	(15,215)
Income (loss) of noncontrolling interest	(83)	120	(67)	(157)
Net income (loss) attributable to Clean Energy Fuels Corp.	$9,895	$(5,619)	$(14,472)	$(15,372)

Income (loss) per share attributable to Clean Energy Fuels Corp.
Basic	$0.16	$(0.08)	$(0.24)	$(0.22)
Diluted	$0.14	$(0.08)	$(0.24)	$(0.22)

Weighted average common shares outstanding
Basic	60,876,741	70,302,782	60,494,148	70,199,963
Diluted	71,859,875	70,302,782	60,494,148	70,199,963

Included in net income (loss) are the following amounts (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Construction Revenues	2.4	5.3	2.5	11.6
Construction Cost of Sales	(2.2)	(4.6)	(2.2)	(9.7)
Fuel Tax Credits	—	4.7	—	8.9
Stock Option Expense, Net of Tax Benefits	(3.0)	(3.5)	(6.0)	(6.9)